SUB-ITEM 77(Q1)((E)
                         INVESTMENT ADVISORY AGREEMENTS


            On December 11, 2003, the Investment Advisory Agreement between the Registrant and Rydex Capital Partners I, LLC (the "Adviser") terminated due to a change in control of the Adviser (the "Old Agreement"). A copy of the Old Agreement, Exhibit 24(2)(g)) to the Registrant's Registration Statement on Form N-2 is incorporated by reference as filed via EDGAR on May 12, 2003, accession number 0000930413-03-001587.

            On December 16, 2004, the Registrant's Board of Trustees approved a new Investment Advisory Agreement between the Adviser and the Registrant (the "New Agreement") under which, subject to its approval by the Registrant's shareholders, the Adviser will continue to serve as investment adviser to the Registrant. The New Agreement was approved by the Registrant's shareholders at the April 30, 2004 shareholders' meeting and is identical in all respects including fees to be paid to the Adviser to the Old Agreement, except for the time periods covered by the agreements. A copy of the New Agreement was included in the Registrant's Proxy Statement on Schedule 14A is incorporated herein as filed with the SEC via EDGAR on March 22, 2004, accession number 0001206774-04-000233.

            During the period between the termination of the Old Agreement and the approval of the New Agreement by shareholders (the "Interim Period"), the Adviser provided investment advisory services to the Registrant pursuant to an interim agreement between the Adviser and the Registrant (the "Interim Agreement") that was approved by the Board at its December 16, 2003 special meeting. The Interim Agreement is identical in all respects -- including fees to be paid to the Adviser to the Old and New Agreements, except for the time periods covered by the agreement. The New Agreement replaced the Interim Agreement upon approval of the New Agreement by shareholders on April 30, 2004. A copy of the Interim Agreement is attached hereto as Exhibit A.

                      INTERIM INVESTMENT ADVISORY AGREEMENT





                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                       RYDEX CAPITAL PARTNERS SPHINX FUND
                                       AND
                          RYDEX CAPITAL PARTNERS I, LLC

         THIS INVESTMENT ADVISORY AGREEMENT (the "Agreement"), dated as of November 11, 2003, is entered into by and between the RYDEX CAPITAL PARTNERS SPHINX FUND (the "Fund"), a Delaware business trust established on December 4, 2002, and RYDEX CAPITAL PARTNERS I, LLC (the "Advisor"), a limited liability company incorporated under the laws of the State of Delaware.

                                   WITNESSETH:

         WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as a non-diversified, closed-end management investment company pursuant to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Advisor is an investment adviser registered as such with the Commission pursuant to the provisions of the Investment Advisers Act of 1940, and is engaged in the business of rendering investment advice and investment management services as an independent contractor;

         WHEREAS, the Fund wishes to engage the Advisor, and the Advisor wishes to be engaged, to manage the investment portfolio of the Fund with respect to the investment and reinvestment of the assets of the Fund and to act in such capacity in accordance with the terms, conditions, and other provisions of this Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties herto, intending to be legally bound, agree and promise as follows:

1.   SERVICES TO BE PROVIDED

     a. INVESTMENT ADVISORY SERVICES. The Fund hereby employs the Advisor to act as its investment adviser and, subject to the supervision and control of the Board of Trustees the Fund (the "Board"), manage the investment activities of the Fund as hereinafter set forth. Without limiting the generality of foregoing, the Advisor shall: obtain and evaluate such information and advice relating to the economy, securities market, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manger consistent with the investment objective, polices and restrictions of the Fund, as set forth in the Fund's prospectus and statement of additional information and as may be adopted from time to time by the Board, and applicable laws and regulations; determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; invest discrete portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) in unregistered investment funds or other investment vehicles and registered investment companies
          ("Portfolio   Funds"),   which  are  managed  by  investment  managers
          ("Portfolio Managers"), including Portfolio Managers for which separate investment vehicles have been created in which the Portfolio Managers serve as general partners or managing members and the Fund is the sole investor ("Portfolio Accounts") and the Portfolio Managers who are retained to manage the Fund's assets directly through separate managed accounts (Portfolio Managers of Portfolio Accounts and of managed accounts are collectively referred to as "Portfolio Account Managers"), and take such further action, including the placing of purchase and sale orders and the voting securities on behalf of the Fund, as the Advisor shall deem necessary or appropriate. The Advisor shall furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Advisor in the discharge of its duties as the Fund may, from time to time, reasonably request

     b. BEST EFFORTS. The Advisor agrees to use its best judgment and efforts in rendering the advice and services to the Fund contemplated by this Agreement. The Advisor further agrees to use its best efforts in the furnishing of such advice, recommendations and services to the Fund, in the preparation of reports and information, and in the management of the assets of the Fund, all pursuant to this Agreement, and for this purpose the Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons that the Advisor shall from time to time determine to be necessary to the performance of the Advisor's obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Advisor shall be deemed to include persons employed or retained by the Advisor to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice, and assistance as the Advisor may desire and request.

2.   PAYMENT OF FEES AND EXPENSES

     a. The Advisor is responsible for all costs and expenses associated with the provision of its services hereunder including, but not limited to: expenses relating to the selection and monitoring of Portfolio Managers; fees of consultants or a Sub-Adviser retained by the Advisor; and expenses relating to qualifying potential investors and reviewing subscription documents.

     b. The Fund shall bear all of its own expenses, including: all investment related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Managers, all costs and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments in Portfolio Funds, transfer taxes and premiums, taxes withheld on foreign dividends and, if applicable in the event that the Fund utilizes a Portfolio Account Manager, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees); all costs and expenses associated with the establishment of Portfolio Accounts; any non-investment related interest expense; attorney's fees and disbursements associated with updating the Fund's registration statement, prospectus and statement of additional information; fees and disbursements of any attorneys and accountants engaged by the Fund; expenses related to the annual audit of the Fund; fees paid to the Fund's administrator; custody and escrow expenses; the costs of an errors and omissions/directors and officers liability insurance policy and a fidelity bond; the fee payable to the Advisor; fees and travel expenses of the members of the Board; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Advisor and any custodian or other agent engaged by the Fund; and any extraordinary expenses.

3.   AUTHORITY OF THE ADVISOR

     a. The Advisor is authorized: (i) to obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services; and (ii) to enter into investment sub-advisory agreements with any other registered investment adviser (a "Sub-Adviser"), subject to such approvals of the Board and shareholders of the Fund as may be required to comply with applicable provisions of the 1940 Act, delegating any or all of the investment advisory services required to be provided by the Advisor under this Agreement, subject to the supervision of the Advisor.

     b. In connection with the investment and reinvestment of the assets of the Fund, the Advisor is authorized on behalf of the Fund, to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines are appropriate and to place orders for the execution of the Fund's portfolio transactions in accordance with the applicable policies of the Fund as set forth in the Registration Statement, as such Registration Statement may be amended from time to time. The Advisor shall place orders for the purchase or sale of securities either directly with the issuer of with a broker or dealer selected by the Advisor. In placing the Fund's securities trades, it is recognized that the Advisor will give primary consideration to securing the most favorable price and efficient execution, so that the Fund's total cost or proceeds in each transaction will be the most favorable under all circumstances. Within the framework of this policy, the Advisor may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Advisor may be a party.

     c. It is understood that it is desirable for the Fund that the Advisor have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Fund than might result from the allocation of brokerage to other brokers purely based on seeking the most favorable price. Therefore, the purchase and sale of securities for the Fund may be made with brokers who provide such research and analysis, subject to review by the Trustees from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Advisor may select broker-dealers for their execution of the Fund's portfolio transactions who provide research and analysis as the Advisor may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis also may be useful to the Advisor in connection with its services to other clients.

     d. On occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Fund, as well as in the interests of other clients, the Advisor to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price, lower brokerage commissions, and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

4.   COMPENSATION

     a. ADVISORY FEE. In exchange for the rendering of advice and advisory services pursuant hereto, the Trust shall pay the Advisor, and the Advisor shall accept as full compensation for the advisory services to be rendered and as full reimbursement for all the charges and expenses to be assumed and paid by the Advisor as provided in Section 2, an advisory fee at an annual rate of 1.75% of the monthly net assets of the Fund.

     b. PAYMENT. The fee will be calculated an paid to the Advisor monthly, in advance, not later than the fifth (5th) business day of the month for which services will be provided. In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days that this Agreement is in effect in the last month that this Agreement is in effect as a percentage of the total number of days in such month. For purposes of calculating the Advisor's fee, the value of the net assets of the Fund shall be determined in the same manner as the Fund uses to compute the value of the Fund's net assets in connection with the determination of the Net Asset Value of the Fund, all set forth more fully in the current prospectus and statement of additional information for the Fund included in the Registration Statement, as of the same may be amended.

5.   AFFILIATIONS OF PARTIES: CHANGE IN OWNERSHIP OR CONTROL OF THE ADVISOR

          Subject to and in accordance with the Declaration of Trust of the Fund (the "Trust Declaration"), the By-Laws and Articles of Incorporation of the Advisor, and the 1940 Act, the Trustees, officers, agents, and shareholders of the Fund are or may be interested persons of the Advisor or its affiliates (or any successor thereof) as shareholders or officers, directors, agents, or otherwise, and directors, officers, agents, or shareholders of the Advisor or its affiliates are or may be interested persons of the Fund as Trustees, officers, agents, shareholders, or otherwise, and the Advisor or its affiliates may be interested persons of the Fund, and such relationships shall be governed by said governing instruments and the applicable provisions of the 1940 Act. The Advisor shall notify the Fund of any changes in ownership or control of Rydex Capital Partners I, LLC that could cause an "assignment" of this Agreement (as the term "assignment" is defined in the 1940 Act and the rules and regulations promulgated thereunder) as soon as practicable. In the case of a voluntary assignment, notice will be provided at least 90 days prior to the voluntary assignment if the circumstances are such that the Fund could not rely on Rule 15a-4 under the 1940 Act (or such shorter period approved by a majority of the Trustees who are not interested persons of the Fund).

6.       FURNISHING OF INFORMATION

          During the term of this Agreement, the Fund agrees to provide the Advisor with:

     a. copies of all prospectuses, statements of additional information, proxy statements, registration statements, reports to shareholders, sales literature, and other material prepared for distribution to shareholders of the Fund or the public that refer in any way to the Advisor, no later than ten (10) business days before the date such material is first distributed to the public, or sooner if practicable, and the Fund shall not use such material, if the Advisor reasonably objects in writing within five (5) business days (or within such other time as may be mutually agreed to by both parties) after the Advisor's receipt thereof;

     b. true and correct copies of each amendment or supplement to the Registration Statement (including any prospectus and statement of additional information included therein) or the Trust Declaration not later than the date such material is first distributed to the public, or sooner if practicable;

     c. (i) written notice of any resolutions, policies, restrictions, or procedures adopted by the Trustees which affect the Advisor's investment management or administration responsibilities hereunder, and (ii) a list of every natural person or entity deemed by the Fund to be an "affiliated person" of, or "promoter" of, or "principal underwriter" for the Fund, or "an affiliated person of such person," as these terms are defined or used n Sections 2(a)(3), 2(a)(30), and 2(a)(29), respectively, of the 1940 Act, and the Fund shall promptly notify the Advisor of any additions or deletions to such list; and

     d. any such additional materials or information which the Advisor may reasonably request to enable the Advisor to perform its functions under this Agreement.

7.                TERM OF AGREEMENT: TERMINATION

     a. This Agreement shall become effective on the date first above written for an initial term of two (2) years from the date hereof, and shall continue in effect from year to year thereafter provided that such continuance is approved at least annually by (i) a vote of a majority of the Trustees, and (ii) a vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval.

     b. This Agreement may be terminated on sixty (60) days prior written notice to the Advisor without penalty either by a vote of the Trustees or by a vote of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment (within the meaning of the 1940 Act and the rules thereunder). This Agreement may be terminated by the Advisor on sixty
          (60) days prior written notice to the Fund. Any notice under this Agreement shall be given as provided in Section 13 below.

8.   NON-TRANSFERABILITY

          This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or prior written consent of the holders of a majority of the outstanding voting securities of the Fund.

9.   OTHER ACTIVITIES OF THE ADVISOR

          The services of the Advisor to the Fund hereunder are not to be deemed exclusive, and the Advisor and each of its affiliates shall be free to render similar services to others so long as the Advisor's services hereunder are not impaired thereby. The Advisor, for purposes herein, shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund, in any way or otherwise be deemed an agent of the Fund.

10.  STANDARD OF CARE: INDEMNIFICATION

     a. No provisions of this Agreement shall be deemed to protect the Advisor against any liability to the Fund or the shareholders of the Fund to which the Advisor otherwise would be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of the Advisor's duties or other reckless disregard of the Advisor's obligations under this Agreement. Nor shall any provisions hereof be deemed to protect any Trustee or officer of the Fund against any such liability to which said Trustee or officer might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of the Trustee's or officer's respective duties or the reckless disregard of the Trustee's or the officer's respective obligations.

     b. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Advisor's obligations or duties hereunder, the Advisor shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security or other property by the Fund. The Advisor shall not be required to do or refrain from doing or concur in anything which (by act or omission to act) may impose any liability on the Advisor.

     c. Any person, even though an officer, director, partner, employee, or agent of the Trustee, who may be or become an officer, director, trustee, partner, employee, or agent of the Fund, shall be deemed when rendering such services to the Fund or acting on any business of the Fund to be rendering such services to or acting solely for the Fund and not as Trustee's officer, director, trustee, partner, employee, or agent or as one under the Trustee's control or direction even though paid by the Trustee.

11.  USE OF RYDEX NAME, SPHINX NAME, AND SUBLICENSE.

          The Fund may use the name "Rydex Capital Partners SPhinX Fund" or any other name derived from either the name "Rydex" or "SPhinX" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Advisor as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will cease to use any name derived from either the name "Rydex" or "SPhinX" or otherwise connected with the Advisor; or with any organization which shall have succeeded to Advisor's business as investment adviser. Further, The Fund acknowledges the Advisor's rights with respect to the Standard & Poor's Hedge Fund Index (the "Index") and the Fund's ability to invest in vehicles that are constituents of the Index are possible because of a licensing agreement between the Advisor and PlusFunds Group, Inc. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund may lose such rights absent other arrangements.

12.  REPRESENTATIONS AND WARRANTIES OF THE FUND

          The Fund represents and warrants that the Fund is duly registered with the Securities and Exchange Commission under the 1940 Act, as an open-end investment company, and that all required action has been taken by the Fund under the 1933 Act and the 1940 Act, to permit the public offering of, and to consummate the sale of, the shares of the Fund pursuant to the current prospectus of the Fund.

13.  NOTICES

          All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by prepaid, first-class letter posted to the following addresses, or to such other address as shall be designated in a notice given in accordance with this section, and such notice shall be deemed to have been given at the time of delivery of, if sent by post, five (5) week days after posting by airmail.

          If to the Fund:
          Rydex Capital Partners Sphinx Fund
          9601 Blackwell Road
          Suite 500
          Rockville, MD 20850
          Attention: President

          If to the Advisor:
          RYDEX Capital Partners I, LLC
          9601 Blackwell Road
          Suite 500
          Rockville, MD 20850
          ATTENTION: President

14.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without reference to such state's conflict of law rules).

15.  COUNTERPARTS

          This Agreement may be executed in tow or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

16.  DEFINITIONS

          As used in this Agreement, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

17.  LIMITATION OF LIABILITY

          A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of the this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.



          IN WITNESS WHEREOF, the Fund and the Advisor have caused this Agreement to be executed on the date first above written.


                              RYDEX CAPITAL PARTNERS SPHINX FUND

                               By: /S/ MIKE BYRUM


                              RYDEX CAPITAL PARTNERS I, LLC

                               By: /S/ MIKE BYRUM